Exhibit 10.2

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (the “Agreement”) is made and entered into effective as of the 4th day of June 2021 (the “Effective Date”) by and among by Cardiff Lexington Corporation, (“CDIX”) a Nevada Corporation, wholly owned subsidiary, Nova Ortho, and Spine, PLLC (“Company”) and Dr. Marc D Brodsky, Michael Wycoki, Jr., PA and Dr. Kevin Fitzgerald (“Principals”) (“SELLER”). Terms used herein and not otherwise defined herein shall have the defined meaning given to such terms in the Definitive Purchase Agreement, dated on or about May 4th, 2021 herewith (the “Acquisition Purchase Agreement”).

WHEREAS CDIX and the Company desire that Principals will oversee and provide their professional advice to and manage all affairs and activities of the Company in accordance with this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Term. The term of this Agreement shall commence on the Closing Date and shall continue for a period of ten (10) years (the “Initial Term”) and shall automatically be renewed for successive one (1) year periods thereafter (each such period, a “Renewal Term” and the Initial Term and Renewal Terms constituting the “Term”) unless either CDIX or the Principals provide written notice to the other parties of its or their intention not to extend the Term of the Agreement at least 90 days prior to the end date of the Initial Term or any Renewal Term.

2.       Duties of Principals. During the Term, the Principals shall serve as the Chief Medical Officers of the Company and shall report to the Board of Directors of the Company. In performing their duties on behalf of the Company, Principals shall, among other things, advise the CDIX CEO with respect to future growth expansion opportunities, potential acquisition targets, as well as macro issues of the Company. Without limiting the generality of the foregoing, Principals shall also be responsible for preparing recommendations as to future valuations, growth opportunities, acquisition opportunities investment, loans and all day-to-day management and operational decisions regarding the Company and such other duties and responsibilities as are consistent with the duties of a typical C Level Staff determined by the Board of Directors of CDIX, from time to time. Subject to the terms, restrictions and limitations set forth herein, Principals shall have the authority to take all steps necessary or desirable to effectuate such decisions, including the authority to enter into routine contracts on behalf of the Company relating to its activities and to effect all routine transactions on behalf of the Company; provided, that, unless they shall have received the prior approval of CDIX CEO or the Board of Directors, Principals shall not cause the Company to enter into any material agreement, including proposed acquisitions, joint ventures, new business initiatives, capital raising transactions or the issuance of securities, debt financing or incurring or assuming any debt obligations. Principals (i) will confer with the CDIX CEO concerning the Company’s strategic planning, strategic alliances, and proposed joint ventures. Principals shall devote their full-time efforts as mutually agreed, with respect to the performance of their duties hereunder, and (ii) will not engage in any other business, profession, or occupation for compensation or otherwise which would directly conflict, compete, or interfere with the performance of Principals’ duties hereunder without the prior written consent of the Board of Directors or CDIX CEO. Principals will conduct themselves and their activities with the same care, skill, prudence, and diligence under the circumstances that a prudent person would use in like or similar circumstances with respect to the conduct of their duties as an executive officer of an enterprise of similar character to that of the Company

3.       Compensation. After validation through due diligence and required independent PCAOB audit, and based upon Seller’s personal guarantees of Proforma Growth Projections in Table 1 (Attached) The Company will pay the following amounts and benefits to Principals:

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(a)       Base Compensation. During the Term, the Company will pay to Principals an annual base salary of $372,000.00 to Dr. Marc D Brodsky, $450,000.00 to Michael Wycoki, Jr., PA, and $372,000.000 to Dr. Kevin Fitzgerald for a total base salary (the “Annual Base Salary”) of One Million One Hundred and Ninety-Four Thousand Dollars, ($1,194,000.00) per annum, payable in accordance with the Company’s customary payroll practices (less all applicable taxes and withholdings). During the Term of this Agreement, the Annual Base Salary may be increased (but not decreased) from time to time in the sole discretion of the Board of Directors of CDIX. The Annual Base Salary for any partial year period will be prorated based upon the number of days elapsed in such year.

(b)       Bonus Plan; Equity Awards. Collectively, as a group, Principals will receive an annual cash bonus and stock equity award in accordance with CDIX’s bonus policy set forth below (the “Annual Bonus”). The Annual Bonus will be conditioned upon the Company achieving 100% of the annual objectives of financial performance goals as set forth below.

Minimum Annual	Cash	Series J Preferred $4 Stated Value
Year	EBITDA	Annual Bonus	Stock Performance Bonus

2021	$2.0M	$120,000.00	120,000 shares (=$480K)
2022	$2.4M	$150,000.00	135,000 shares
2023	$3.7M	$210,000.00	150,000 shares
2024	$5.5M	$300,000.00	180,000 shares
2025	$8.0M	$420,000.00	210,000 shares

As used herein, the term “EBITDA” shall mean the net income of the Company before deductions for income taxes, interest depreciation and amortization of intangible assets, with appropriate add backs, for all capital expenditures and any non-ordinary course expenses, mutually approved in advance.

Principals and the Company agree to revisit and mutually agree to the bonus policy for the subsequent five-year period beginning in 2026.

(c)      Benefits. Principals and, to the extent eligible, their dependents, shall be entitled to participate in and receive all benefits under any employee benefit offered by the Company, including without limitation any welfare or pension benefit plans or programs made available to the Company senior level executives or its employees generally and any medical, disability and life insurance programs, accidental death and dismemberment protection, leave and participation in retirement plans and deferred compensation plans, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs and laws and regulations in effect from time to time.

(e)       Vacation and Leave. Principals shall be entitled to paid vacation of up to 20 days per year, which shall accrue pro rata during any partial year, and shall be entitled to medical, disability, family, and other leave in accordance with Company policies as in effect from time to time for senior executives of the Company.

4.       Expenses; Taxes and Obligations. All ordinary and recurring operating expenses of the Company, including the costs and expenses of all services, salaries (excluding the bonus compensation of Principals hereunder which shall be borne by CDIX), and dividends shall be borne by the Company. The Company shall also bear all legal, audit and other professional fees and expenses not reimbursed by CDIX, premiums for contractual indemnity insurance and any extraordinary expenses such as litigation expenses. The Company shall solely be liable for all taxes payable and other debts and obligations of the Company.

5.       Maintenance of Records. All financial records for the Company will be kept in QuickBooks® Online 2016 or later version (as provided or approved by CDIX). The Company shall, and Principals shall cause the Company to, provide (i) timely monthly financial reports as required by CDIX’s CPA and Auditors, (ii) the necessary financial support requested by CDIX’s CPA and Auditors in a timely manner for SEC reporting and auditing purposes.

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6.       Intellectual Property Rights.

(a)       The Company is, and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all “Work Made for Hire” as defined in 17 U.S.C. § 101 for the Company, by Principals under this Agreement (collectively, the “Deliverables”), including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights developed by Principals in the scope and course of their employment by the Company (collectively “Intellectual Property Rights”). Principals agrees that the Deliverables are hereby deemed a Work Made for Hire for the Company. If, for any reason, any of the Deliverables do not constitute a “work made for hire,” Principals hereby irrevocably assigns to the Company, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein.

(b)       Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). Principals hereby irrevocably waives, to the extent permitted by applicable law, any and all claims Principals may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables.

(c)       Upon the request of the Board of Directors, Principals shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record or enforce its rights in any Deliverables. In the event the Company is unable, after reasonable effort, to obtain Principals’ signature on any such documents, Principals hereby irrevocably designates and appoints the Company as Principals’ agents and attorneys-in-fact, to act for and on such Principals’ behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other intellectual property protection related to the Deliverables with the same legal force and effect as if Principals had executed them. Principals agrees that this power of attorney is coupled with an interest.

7.       Confidentiality. Principals acknowledges that they will have access to information that is treated as confidential and proprietary by the Company, including, without limitation, trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, or operations of the Company, their affiliates, or their suppliers or customers, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the “Confidential Information”). Any Confidential Information that the Principals develops in connection with the services rendered to the Company pursuant to this Agreement shall be subject to the terms and conditions of this clause. Principals agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of their duties pursuant to this Agreement. Principals shall notify the Company immediately in the event any of them becomes aware of any loss or disclosure of any Confidential Information.

8.       Non-Solicitation of Personnel. Principals agrees that during the Term of this Agreement and for a period of 24 months following the termination or expiration of the Term of this Agreement, such Principals shall not make any solicitation to employ the Company or CDIX’s personnel (including employees and consultants) without written consent of the Company and CDIX. For the purposes of this clause, a general advertisement or notice of a job listing or opening or other similar general publication of a job search or availability to fill employment positions, including on the internet, shall not be construed as a solicitation or inducement, and the hiring of any such employees or independent contractor who freely responds thereto shall not be a breach of this clause.

9.       Non-Solicitation of Customers. Principals agrees that during the Term of this Agreement and for a period of 24 months following termination or expiration of this Agreement, such Principals will not directly or indirectly through any other person or entity influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, ceding companies, associates, consultants, agents, or Principals of the Company or CDIX to divert their business away from the Company or CDIX, and such Principals will not otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Company and CDIX, on the one hand, and any of its or their customers, suppliers, vendors, lessors, licensors, joint venturers, associates, officers, employees, consultants, managers, partner, members or investors, on the other hand.

10.       Non-Disparagement. Principals agrees not to make or ratify any statement, public or private, oral, or written, to any person or entity that disparages, either professionally or personally, the Company or CDIX or any of their past or present directors, officers, agents, attorneys, insurers, employees, stockholders, and successors. Principals further agrees not to, at any time during Term and for a period of 24 months following termination or expiration of this Agreement, make any statement or engage in any conduct that has the purpose or effect of disrupting the business of the Company, CDIX or any of their equity holders.

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11.       Termination. This Agreement (i) may only be terminated by mutual agreement of the parties.

12.       Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Florida without giving effect to principles of conflicts of law. Each party irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in Broward County, Florida in any legal suit, action or proceeding arising out of or based upon this Agreement or the Duties hereunder.

13.       Notices. All notices relating to this Agreement shall be in writing and shall be deemed to have been given (i) when received by the party to whom it is addressed if delivered by hand, by overnight delivery service, email, or by facsimile transmission, receipt of which is confirmed by telephone, email or facsimile (ii) three (3) days after the date of postmark if sent by registered or certified mail, return receipt requested, delivered, faxed, emailed or mailed (as the case may be) to a party as indicated below, or to such changed address or fax number as the other party may have fixed by notice:

To the Principals:

Nova Ortho and Spine, PLCC

Dr. Marc D. Brodsky, Manager

1903 S 25th Street, Suite 103,

Fort Pierce, FL 34947

Telephone: 772-260-7023

Email: drmarc@novaorthoandspine.com

To Company or CDIX:

Cardiff Lexington Corporation

Alex H. Cunningham, CEO

3200 Bel Air Drive

Las Vegas, NV 89109

Telephone: 844-628-2100

Email: alex@cardifflexington.com

Provided, however that any notice of change of address shall be effective only upon receipt and written confirmation along with verification.

14.       Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement and the rights and obligations hereunder shall not be assignable or delegable at any time and any attempted assignment or delegation thereof shall be void; except that Principals may assign their rights and obligations hereunder to any entity that controls, is controlled by or is under common control with such Principals; provided, however that such entity shall assume the rights and obligations of Principals hereunder and such entity remains controlled by or under common control with Principals.

15.        Waiver; Remedies. Failure on the part of any party to insist upon strict compliance by any other party with any of the terms, covenants, or conditions hereof, shall not be deemed a waiver of such term, covenant, or condition. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

16.        In the event that any Party hereto institutes any legal suit, action or proceeding, including arbitration, against another Party in respect of a matter arising out of or relating to this Agreement, the prevailing Party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

17.        Severability. The invalidity or unenforceability of any provision hereof, or of the application of any provision hereof to any circumstances, shall in no way affect the validity or enforceability of any other provision, or the application of such provision to any other circumstances.

18.        Entire Agreement. This Agreement and the related documents referenced herein represent the entire Agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings, and negotiations, written or oral, with respect to such subject matter.

19.        Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by facsimile, email, or PDF shall be deemed original signatures as provided under state and federal law.

20.        Amendments. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto, have executed this Agreement by their representatives hereunder duly authorized, effective on the date first above written.

CARDIFF LEXINGTON CORPORATION

By: /s/ Alex H. Cunningham
Name:Alex H. Cunningham
Title:CEO

ACCEPTED AND AGREED

Nova Ortho and Spine, PLCC

By:   /s/ Dr. Marc D. Brodsky MD

          Dr. Marc D. Brodsky MD

Title: Manager

By:   /s/ Dr. Marc D. Brodsky MD

          Dr. Marc D. Brodsky MD

Title: Individual Principal

By: /s/ Dr. Marc D. Brodsky MD

      Dr. Marc D. Brodsky MD

Title: Individual Principal

By: /s/ Dr. Kevin Fitzgerald MD

      Dr. Kevin Fitzgerald MD

Title Individual Principal

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